Kenne Ruan, CPA, P.C
                       6486 Hemlock Hollow Road
                         Woodbridge, CT 06525
                         Phone: 203 824-0441
                           Fax: 203 413-6486
                          kruancpa@yahoo.com



U.S. Securities and Exchange Commission
Washington, D.C.20549



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Kama Resources Inc. of our report dated December 22, 2009, relating to the financial statements of the period from October 19 (inception) to October 31, 2009.



/s/ Kenne Ruan, CPA, P.C.


Woodbridge, Connecticut
April 26, 2010